Exhibit 99.1
Snap Inc. Announces First Quarter 2024 Financial Results
First quarter revenue increased 21% year-over-year to $1,195 million
Daily Active Users increased 10% year-over-year to 422 million
First quarter operating cash flow of $88 million and Free Cash Flow of $38 million
SANTA MONICA, Calif. – April 25, 2024 – Snap Inc. (NYSE: SNAP) today announced financial results for the quarter ended March 31, 2024.

“The value we provide our community and advertising partners has translated into improved financial performance,” said Evan Spiegel, CEO. “Our large, growing, and hard-to-reach community, brand-safe environment, and full-funnel advertising solutions have made us an increasingly important partner for businesses of all sizes.”
Q1 2024 Financial Summary
•Revenue was $1,195 million, compared to $989 million in the prior year, an increase of 21% year-over-year.
•Net loss was $305 million, compared to $329 million in the prior year.
•Adjusted EBITDA was $46 million, compared to $1 million in the prior year.
•Operating cash flow was $88 million, compared to $151 million in the prior year.
•Free Cash Flow was $38 million, compared to $103 million in the prior year.

	Three Months Ended March 31,		Percent Change
	2024	2023

	(in thousands, except per share amounts)
(Unaudited)	(NM = Not Meaningful)
Revenue	$1,194,773	$988,608	21%
Operating loss	$(333,232)	$(365,264)	9%
Net loss	$(305,090)	$(328,674)	7%
Adjusted EBITDA (1)	$45,659	$813	NM
Net cash provided by (used in) operating activities	$88,352	$151,102	(42)%
Free Cash Flow (2)	$37,904	$103,472	(63)%
Diluted net loss per share attributable to common stockholders	$(0.19)	$(0.21)	10%
Non-GAAP diluted net income (loss) per share (3)	$0.03	$0.01	200%
(1)See page 10 for a reconciliation of net loss to Adjusted EBITDA. Total restructuring charges included in our consolidated statement of operations for the three months ended March 31, 2024 and excluded from Adjusted EBITDA were $70.1 million.
(2)See page 10 for a reconciliation of net cash provided by (used in) operating activities to Free Cash Flow.
(3)See page 11 for a reconciliation of diluted net loss per share to non-GAAP diluted net income (loss) per share.

Q1 2024 Summary & Key Highlights
We grew and deepened our engagement with our community:
•DAUs were 422 million in Q1 2024, an increase of 39 million, or 10%, year-over-year.
•Total time spent watching Spotlight content increased more than 125% year-over-year.
•The growth in the Snap Star program has been an important driver of engagement in North America, with total time spent watching Stories from Snap Stars growing more than 55% year-over-year in North America.
•We onboarded over 1,500 Snap Stars in Q1, which has helped generate quarter-over-quarter growth in Story posts, Spotlight posts, and Stories time spent for Snap Stars globally.
•We introduced new tools to help our community make more creative Snaps, including new Creative Templates, the ability to post longer videos, and access to AI-powered AR Lens creation.
We are focused on accelerating and diversifying our revenue growth:
•Snapchat+ subscribers more than tripled year-over-year, surpassing 9 million subscribers in Q1.
•The number of small and medium sized advertisers on Snapchat increased 85% year-over-year.
•Ongoing momentum with our 7-0 Pixel Purchase optimization model led to a more than 75% increase in purchase related conversions year-over-year.
•We launched a new and improved version of Conversions API (CAPI) available to all advertisers that offers easier set up with reduced integration times.
•We partnered with Snowflake to enable advertisers to easily implement our CAPI solutions without needing to build a bespoke back-end integration.
•Our improvements to CAPI and improved collaboration with advertisers has resulted in CAPI integrations growing approximately 300% year-over-year in Q1 2024.
•We launched Sponsored AR Filters, our new AR ad offering that expands advertisers’ reach via the Snapchat Camera and enables Snapchatters to overlay sponsored AR content on their Snaps after a photo or video is captured.
•We announced partnerships with Traackr, Lumen Research, OMD, Amplified Intelligence, and Fospha to empower advertisers with more campaign tools and insights.
•We announced two new brand safety solutions for advertisers: a third-party measurement product in partnership with Integral Ad Science, a leading global media measurement and optimization platform, to provide advertisers with increased transparency across their Snapchat campaigns, and a first-party tool that allows advertisers greater control over where their ads appear.
We invested in our augmented reality platform:
•We continue to invest in Generative AI models and automation for the creation of ML and AI Lenses, which contributed to the number of ML and AI Lenses viewed by Snapchatters increasing by more than 50% year-over-year.
•We invested in relationship-centered AR Formats that drove outsized sharing among US Snapchatters including “Friend Lenses” that feature friends in Quizzes and other experiences, and “Q&A Lenses” that prompt Snapchatters to send fun text and image responses to their Friends.
•We implemented an improved AR Carousel ranking model that refreshes AR lenses more frequently, making it easier to discover new Lenses, driving a more than 50% increase in the number of new Lenses seen in the carousel by Snapchatters since launch.
•We integrated a new AI Assistant in Lens Studio that answers developer questions based on our documentation and tutorials to guide developers and help build Lenses more easily.
•We launched a new Compression tool in Lens Studio to easily reduce the size of assets and optimize Lenses in order to improve the Lens creation experience on Snapchat.

•We launched an Animation Curve Editor in Lens Studio, a new interface for developers to edit animations inside Lens Studio — the first of many foundational animation tools coming soon.
•At Super Bowl LVIII, the NFL integrated Snapchat's Camera Kit technology at Allegiant Stadium in Las Vegas — the first time a Super Bowl host stadium has integrated our technology.

Q2 2024 Outlook
As we enter Q2, we anticipate continued growth of our global community, and as a result, our Q2 guidance is built on the assumption that DAU will be approximately 431 million in Q2. We are focused on executing against our roadmap to deliver improvements to our DR advertising platform to drive improved results for our advertising partners and accelerate topline growth. Our Q2 guidance range for revenue is $1,225 million to $1,255 million, implying year-over-year revenue growth of 15% to 18%. Given the revenue range above, and our investment plans for the quarter ahead, we estimate that Adjusted EBITDA will be between $15 million and $45 million in Q2.
Conference Call Information
Snap Inc. will host a conference call to discuss the results at 2:30 p.m. Pacific / 5:30 p.m. Eastern today. The live audio webcast along with supplemental information will be accessible at investor.snap.com. A recording of the webcast will also be available following the conference call.
Snap Inc. uses its websites (including snap.com and investor.snap.com) as means of disclosing material non-public information and for complying with its disclosure obligation under Regulation FD.
Definitions
Free Cash Flow is defined as net cash provided by (used in) operating activities, reduced by purchases of property and equipment.
Common shares outstanding plus shares underlying stock-based awards includes common shares outstanding, restricted stock units, restricted stock awards, and outstanding stock options.
Adjusted EBITDA is defined as net income (loss), excluding interest income; interest expense; other income (expense), net; income tax benefit (expense); depreciation and amortization; stock-based compensation expense; payroll and other tax expense related to stock-based compensation; and certain other items impacting net income (loss) from time to time.
A Daily Active User (DAU) is defined as a registered and logged-in Snapchat user who visits Snapchat through our applications or websites at least once during a defined 24-hour period. We calculate average DAUs for a particular quarter by adding the number of DAUs on each day of that quarter and dividing that sum by the number of days in that quarter. At the beginning of the first quarter of 2024, we updated the definition of DAU to include web platform use. Incremental DAU from web platform use has not been material prior to this update or in the first quarter of 2024.
Average revenue per user (ARPU) is defined as quarterly revenue divided by the average DAUs.
A Monthly Active User (MAU) is defined as a registered and logged-in Snapchat user who visits Snapchat through our applications or websites at least once during the 30-day period ending on the calendar month-end. We calculate average Monthly Active Users for a particular quarter by calculating the average of the MAUs as of each calendar month-end in that quarter. At the beginning of the first quarter of 2024, we updated the definition of MAU to include web platform use. Incremental MAU from web platform use has not been material prior to this update or in the first quarter of 2024.

Note: For adjustments and additional information regarding the non-GAAP financial measures and other items discussed, please see “Non-GAAP Financial Measures,” “Reconciliation of GAAP to Non-GAAP Financial Measures,” and “Supplemental Financial Information and Business Metrics.”
About Snap Inc.
Snap Inc. is a technology company. We believe the camera presents the greatest opportunity to improve the way people live and communicate. We contribute to human progress by empowering people to express themselves, live in the moment, learn about the world, and have fun together. For more information, visit snap.com.

Contact
Investors and Analysts:
ir@snap.com
Press:
press@snap.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding guidance, our future results of operations or financial condition, future stock repurchase programs or stock dividends, business strategy and plans, user growth and engagement, product initiatives, objectives of management for future operations, and advertiser and partner offerings, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “going to,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. We caution you that the foregoing may not include all of the forward-looking statements made in this press release.
You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends, including our financial outlook, macroeconomic uncertainty, and geo-political conflicts, that we believe may continue to affect our business, financial condition, results of operations, and prospects. These forward-looking statements are subject to risks and uncertainties related to: our financial performance; our ability to attain and sustain profitability; our ability to generate and sustain positive cash flow; our ability to attract and retain users, partners, and advertisers; competition and new market entrants; managing our growth and future expenses; compliance with new laws, regulations, and executive actions; our ability to maintain, protect, and enhance our intellectual property; our ability to succeed in existing and new market segments; our ability to attract and retain qualified team members and key personnel; our ability to repay or refinance outstanding debt, or to access additional financing; future acquisitions, divestitures, or investments; and the potential adverse impact of climate change, natural disasters, health epidemics, macroeconomic conditions, and war or other armed conflict, as well as risks, uncertainties, and other factors described in “Risk Factors” and elsewhere in our most recent periodic report filed with the U.S. Securities and Exchange Commission, or SEC, which is available on the SEC’s website at www.sec.gov. Additional information will be made available in our periodic report that will be filed with the SEC for the period covered by this press release and other filings that we make from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, including future developments related to geo-political conflicts and macroeconomic conditions, except as required by law.
Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use the non-GAAP financial measure of Free Cash Flow, which is defined as net cash provided by (used in) operating activities, reduced by purchases of property and equipment. We believe Free Cash Flow is an important liquidity measure of the cash that is available, after capital expenditures, for operational expenses and investment in our business and is a key financial indicator used by management. Additionally, we believe that Free Cash Flow is an important measure since we use third-party infrastructure partners to host our services and therefore we do not incur significant capital expenditures to support revenue generating activities. Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

We use the non-GAAP financial measure of Adjusted EBITDA, which is defined as net income (loss), excluding interest income; interest expense; other income (expense), net; income tax benefit (expense); depreciation and amortization; stock-based compensation expense; payroll and other tax expense related to stock-based compensation; and certain other items impacting net income (loss) from time to time. We believe that Adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in Adjusted EBITDA.
We use the non-GAAP financial measure of non-GAAP net income (loss), which is defined as net income (loss), excluding amortization of intangible assets; stock-based compensation expense; payroll and other tax expense related to stock-based compensation; certain other items impacting net income (loss) from time to time; and related income tax adjustments. Non-GAAP net income (loss) and weighted average diluted shares are then used to calculate non-GAAP diluted net income (loss) per share. Similar to Adjusted EBITDA, we believe these measures help identify underlying trends in our business that could otherwise be masked by the effect of the expenses we exclude in the measure.
We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to key metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance through the eyes of management, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.
For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures.”
Snap Inc., “Snapchat,” and our other registered and common law trade names, trademarks, and service marks are the property of Snap Inc. or our subsidiaries.

SNAP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities
Net loss	$(305,090)	$(328,674)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	41,713	35,220
Stock-based compensation	263,752	314,931
Amortization of debt issuance costs	1,742	1,836
Losses (gains) on debt and equity securities, net	8,968	(10,833)
Other	(16,612)	(10,396)
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net of allowance	162,207	288,373
Prepaid expenses and other current assets	(13,629)	(13,204)
Operating lease right-of-use assets	13,575	17,658
Other assets	(5,142)	850
Accounts payable	(34,089)	(36,972)
Accrued expenses and other current liabilities	(18,381)	(90,191)
Operating lease liabilities	(13,930)	(18,550)
Other liabilities	3,268	1,054
Net cash provided by (used in) operating activities	88,352	151,102
Cash flows from investing activities
Purchases of property and equipment	(50,448)	(47,630)
Purchases of strategic investments	—	(4,480)
Purchases of marketable securities	(465,672)	(874,053)
Sales of marketable securities	—	5,351
Maturities of marketable securities	384,928	924,323
Other	9	2,327
Net cash provided by (used in) investing activities	(131,183)	5,838
Cash flows from financing activities
Proceeds from the exercise of stock options	69	29
Repurchases of Class A non-voting common stock	(235,114)	—
Deferred payments for acquisitions	—	(2,028)
Repurchases of convertible notes	(440,706)	—
Net cash provided by (used in) financing activities	(675,751)	(1,999)
Change in cash, cash equivalents, and restricted cash	(718,582)	154,941
Cash, cash equivalents, and restricted cash, beginning of period	1,782,462	1,423,776
Cash, cash equivalents, and restricted cash, end of period	$1,063,880	$1,578,717

SNAP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts, unaudited)

	Three Months Ended March 31,
	2024	2023
Revenue	$1,194,773	$988,608
Costs and expenses:
Cost of revenue	574,749	439,986
Research and development	449,759	455,112
Sales and marketing	276,034	268,433
General and administrative	227,463	190,341
Total costs and expenses	1,528,005	1,353,872
Operating loss	(333,232)	(365,264)
Interest income	39,898	37,948
Interest expense	(4,743)	(5,885)
Other income (expense), net	(81)	11,372
Loss before income taxes	(298,158)	(321,829)
Income tax benefit (expense)	(6,932)	(6,845)
Net loss	$(305,090)	$(328,674)
Net loss per share attributable to Class A, Class B, and Class C common stockholders:
Basic	$(0.19)	$(0.21)
Diluted	$(0.19)	$(0.21)
Weighted average shares used in computation of net loss per share:
Basic	1,647,387	1,581,370
Diluted	1,647,387	1,581,370

SNAP INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)

	March 31, 2024	December 31, 2023
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$1,060,393	$1,780,400
Marketable securities	1,850,622	1,763,680
Accounts receivable, net of allowance	1,108,357	1,278,176
Prepaid expenses and other current assets	167,385	153,587
Total current assets	4,186,757	4,975,843
Property and equipment, net	426,363	410,326
Operating lease right-of-use assets	511,117	516,862
Intangible assets, net	127,658	146,303
Goodwill	1,691,524	1,691,827
Other assets	223,982	226,597
Total assets	$7,167,401	$7,967,758
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$246,217	$278,961
Operating lease liabilities	36,649	49,321
Accrued expenses and other current liabilities	829,579	805,836
Total current liabilities	1,112,445	1,134,118
Convertible senior notes, net	3,301,466	3,749,400
Operating lease liabilities, noncurrent	553,741	546,279
Other liabilities	68,401	123,849
Total liabilities	5,036,053	5,553,646
Commitments and contingencies
Stockholders’ equity
Class A non-voting common stock, $0.00001 par value. 3,000,000 shares authorized, 1,437,758 shares issued, 1,388,965 shares outstanding at March 31, 2024, and 3,000,000 shares authorized, 1,440,541 shares issued, 1,391,341 shares outstanding at December 31, 2023.	14	14
Class B voting common stock, $0.00001 par value. 700,000 shares authorized, 22,528 shares issued and outstanding at March 31, 2024 and December 31, 2023.	—	—
Class C voting common stock, $0.00001 par value. 260,888 shares authorized, 231,627 shares issued and outstanding at March 31, 2024 and December 31, 2023.	2	2
Treasury stock, at cost. 48,793 and 49,200 shares of Class A non-voting common stock at March 31, 2024 and December 31, 2023, respectively.	(475,939)	(479,903)
Additional paid-in capital	14,873,261	14,613,404
Accumulated deficit	(12,266,740)	(11,726,536)
Accumulated other comprehensive income (loss)	750	7,131
Total stockholders’ equity	2,131,348	2,414,112
Total liabilities and stockholders’ equity	$7,167,401	$7,967,758

SNAP INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, unaudited)

	Three Months Ended March 31,
	2024	2023
Free Cash Flow reconciliation:
Net cash provided by (used in) operating activities	$88,352	$151,102
Less:
Purchases of property and equipment	(50,448)	(47,630)
Free Cash Flow	$37,904	$103,472

	Three Months Ended March 31,
	2024	2023
Adjusted EBITDA reconciliation:
Net loss	$(305,090)	$(328,674)
Add (deduct):
Interest income	(39,898)	(37,948)
Interest expense	4,743	5,885
Other (income) expense, net	81	(11,372)
Income tax (benefit) expense	6,932	6,845
Depreciation and amortization	38,098	35,220
Stock-based compensation expense	254,715	314,931
Payroll and other tax expense related to stock-based compensation	15,970	15,926
Restructuring charges (1)	70,108	—
Adjusted EBITDA	$45,659	$813
(1)Restructuring charges primarily include $68.2 million of cash severance, stock-based compensation expense, and other charges associated with the 2024 restructuring. These charges are not reflective of underlying trends in our business.
Total depreciation and amortization expense by function:

	Three Months Ended March 31,
	2024	2023
Depreciation and amortization expense (1):
Cost of revenue	$2,150	$3,226
Research and development	27,598	24,139
Sales and marketing	4,577	5,073
General and administrative	7,388	2,782
Total	$41,713	$35,220
(1)Depreciation and amortization expense for the three months ended March 31, 2024 includes restructuring charges.

SNAP INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in thousands, except per share amounts, unaudited)
Total stock-based compensation expense by function:

	Three Months Ended March 31,
	2024	2023
Stock-based compensation expense (1):
Cost of revenue	$1,815	$1,885
Research and development	174,519	219,850
Sales and marketing	54,656	54,939
General and administrative	32,762	38,257
Total	$263,752	$314,931
(1)Stock-based compensation expense for the three months ended March 31, 2024 includes restructuring charges.

	Three Months Ended March 31,
	2024	2023
Non-GAAP net income (loss) reconciliation:
Net loss	$(305,090)	$(328,674)
Amortization of intangible assets	15,443	17,755
Stock-based compensation expense	254,715	314,931
Payroll and other tax expense related to stock-based compensation	15,970	15,926
Restructuring charges (1)	70,108	—
Income tax adjustments	(2,000)	32
Non-GAAP net income (loss)	$49,147	$19,970

Weighted-average common shares - Diluted	1,647,387	1,581,370

Non-GAAP diluted net income (loss) per share reconciliation:
Diluted net loss per share	$(0.19)	$(0.21)
Non-GAAP adjustment to net loss	0.22	0.22
Non-GAAP diluted net income (loss) per share	$0.03	$0.01
(1)Restructuring charges primarily include $68.2 million of cash severance, stock-based compensation expense, and other charges associated with the 2024 restructuring. These charges are not reflective of underlying trends in our business.

SNAP INC.
SUPPLEMENTAL FINANCIAL INFORMATION AND BUSINESS METRICS
(dollars and shares in thousands, except per user amounts, unaudited)

	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024

	(NM = Not Meaningful)
Cash Flows and Shares
Net cash provided by (used in) operating activities	$125,291	$151,102	$(81,936)	$12,781	$164,574	$88,352
Net cash provided by (used in) operating activities - YoY (year-over-year)	(32)%	19%	34%	(77)%	31%	(42)%
Net cash provided by (used in) operating activities - TTM (trailing twelve months)	$184,614	$208,257	$250,402	$207,238	$246,521	$183,771
Purchases of property and equipment	$(46,925)	$(47,630)	$(36,943)	$(73,435)	$(53,719)	$(50,448)
Purchases of property and equipment - YoY	91%	125%	58%	94%	14%	6%
Purchases of property and equipment - TTM	$(129,306)	$(155,761)	$(169,334)	$(204,933)	$(211,727)	$(214,545)
Free Cash Flow	$78,366	$103,472	$(118,879)	$(60,654)	$110,855	$37,904
Free Cash Flow - YoY	(51)%	(3)%	19%	(435)%	41%	(63)%
Free Cash Flow - TTM	$55,308	$52,496	$81,068	$2,305	$34,794	$(30,774)
Common shares outstanding	1,574,086	1,595,205	1,616,119	1,638,905	1,645,496	1,643,120
Common shares outstanding - YoY	(3)%	(2)%	(2)%	2%	5%	3%
Shares underlying stock-based awards	131,718	128,218	149,065	154,525	157,981	146,240
Shares underlying stock-based awards - YoY	59%	71%	62%	63%	20%	14%
Total common shares outstanding plus shares underlying stock-based awards	1,705,804	1,723,423	1,765,184	1,793,430	1,803,477	1,789,360
Total common shares outstanding plus shares underlying stock-based awards - YoY	—%	1%	2%	5%	6%	4%

Results of Operations
Revenue	$1,299,735	$988,608	$1,067,669	$1,188,551	$1,361,287	$1,194,773
Revenue - YoY	0.1%	(7)%	(4)%	5%	5%	21%
Revenue - TTM	$4,601,847	$4,527,728	$4,484,488	$4,544,563	$4,606,115	$4,812,280
Revenue by region (1)
North America	$880,310	$639,896	$686,829	$786,154	$899,542	$743,131
North America - YoY	(6)%	(16)%	(13)%	(3)%	2%	16%
North America - TTM	$3,235,854	$3,117,489	$3,018,637	$2,993,189	$3,012,421	$3,115,656
Europe	$218,552	$157,760	$182,109	$200,272	$238,253	$195,844
Europe - YoY	5%	(3)%	7%	24%	9%	24%
Europe - TTM	$712,177	$707,805	$719,817	$758,693	$778,394	$816,478
Rest of World	$200,873	$190,952	$198,731	$202,125	$223,492	$255,798
Rest of World - YoY	28%	34%	28%	30%	11%	34%
Rest of World - TTM	$653,816	$702,434	$746,034	$792,681	$815,300	$880,146
Operating loss	$(287,597)	$(365,264)	$(404,339)	$(380,063)	$(248,713)	$(333,232)
Operating loss - YoY	NM	(35)%	(1)%	13%	14%	9%
Operating loss - Margin	(22)%	(37)%	(38)%	(32)%	(18)%	(28)%
Operating loss - TTM	$(1,395,306)	$(1,489,043)	$(1,492,442)	$(1,437,263)	$(1,398,379)	$(1,366,347)
Net income (loss)	$(288,460)	$(328,674)	$(377,308)	$(368,256)	$(248,247)	$(305,090)
Net income (loss) - YoY	NM	9%	11%	(2)%	14%	7%
Net income (loss) - TTM	$(1,429,653)	$(1,398,703)	$(1,353,944)	$(1,362,698)	$(1,322,485)	$(1,298,901)
Adjusted EBITDA	$233,275	$813	$(38,479)	$40,094	$159,149	$45,659
Adjusted EBITDA - YoY	(29)%	(99)%	(635)%	(45)%	(32)%	NM
Adjusted EBITDA - Margin (2)	18%	0.1%	(4)%	3%	12%	4%
Adjusted EBITDA - TTM	$377,573	$313,918	$268,249	$235,703	$161,577	$206,423
(1)    Total revenue for geographic reporting is apportioned to each region based on our determination of the geographic location in which advertising impressions are delivered, as this approximates revenue based on user activity. This allocation is consistent with how we determine ARPU.
(2)    We define Adjusted EBITDA margin as Adjusted EBITDA divided by GAAP revenue.

SNAP INC.
SUPPLEMENTAL FINANCIAL INFORMATION AND BUSINESS METRICS (continued)
(dollars and shares in thousands, except per user amounts, unaudited)

	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024
Other
DAU (in millions) (1)	375	383	397	406	414	422
DAU - YoY	17%	15%	14%	12%	10%	10%
DAU by region (in millions)
North America	100	100	101	101	100	100
North America - YoY	3%	3%	2%	1%	—%	(1)%
Europe	92	93	94	95	96	96
Europe - YoY	12%	10%	9%	7%	4%	4%
Rest of World	183	190	202	211	218	226
Rest of World - YoY	31%	27%	25%	21%	19%	19%
ARPU	$3.47	$2.58	$2.69	$2.93	$3.29	$2.83
ARPU - YoY	(15)%	(19)%	(16)%	(6)%	(5)%	10%
ARPU by region
North America	$8.77	$6.37	$6.83	$7.82	$8.96	$7.44
North America - YoY	(9)%	(18)%	(14)%	(4)%	2%	17%
Europe	$2.38	$1.70	$1.93	$2.11	$2.49	$2.04
Europe - YoY	(6)%	(12)%	(2)%	15%	5%	20%
Rest of World	$1.10	$1.00	$0.98	$0.96	$1.03	$1.13
Rest of World - YoY	(2)%	6%	3%	8%	(7)%	13%
Employees (full-time; excludes part-time, contractors, and temporary personnel)	5,288	5,201	5,286	5,367	5,289	4,835
Employees - YoY	(7)%	(15)%	(18)%	(6)%	—%	(7)%

Depreciation and amortization expense
Cost of revenue	$8,114	$3,226	$3,170	$3,184	$3,171	$2,150
Research and development	29,834	24,139	24,847	26,252	31,040	27,598
Sales and marketing	6,130	5,073	5,605	5,466	10,017	4,577
General and administrative	4,413	2,782	6,066	6,307	8,096	7,388
Total	$48,491	$35,220	$39,688	$41,209	$52,324	$41,713
Depreciation and amortization expense - YoY	39%	(8)%	(50)%	14%	8%	18%

Stock-based compensation expense
Cost of revenue	$4,248	$1,885	$2,365	$2,640	$2,665	$1,815
Research and development	319,447	219,850	217,565	234,615	220,996	174,519
Sales and marketing	69,346	54,939	57,597	72,783	70,369	54,656
General and administrative	57,533	38,257	40,416	47,895	39,167	32,762
Total	$450,574	$314,931	$317,943	$357,933	$333,197	$263,752
Stock-based compensation expense - YoY	51%	14%	—%	4%	(26)%	(16)%
(1)Numbers may not foot due to rounding.